Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	July 26, 2013

BUTLER NATIONAL CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS AND CONFERENCE CALL

[OLATHE, KANSAS] July 26, 2013 - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the fourth quarter fiscal 2013 and year ended April 30, 2013. In conjunction with the release, the Company has scheduled a conference call Tuesday, July 30, 2013 at 9:00 AM Central Daylight Time.

What:  Butler National Corporation Fourth Quarter and Fiscal Year End Results Conference Call

When:  Tuesday, July 30, 2013 - 9:00AM Central Daylight Time

How:  Live via phone by dialing 800-624-7038.  Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corporation, will be leading the call and discussing results of the fourth quarter and fiscal year-end financial results, the status of existing and new business, and an outlook for fiscal 2014.

Historical selected financial data related to all operations:
	Year Ended April 30			Quarter Ended April 30
	(In thousands except per share data)			(In thousands except per share data)
	2013	2012	2011	2013	2012	2011
Net Revenue	$ 50,829	$ 54,414	$ 46,335	$ 12,824	$ 14,393	$ 12,913
Operating Income	1,503	5,486	2,828	38	1,864	598
Net Income (Loss)	(148)	1,900	1,259	225	765	31
Total Assets	43,860	40,562	32,158	43,860	40,562	32,158
Long-term Obligations	10,155	8,678	4,940	10,155	8,678	4,940
Stockholders' Equity	23,574	22,604	18,025	23,574	22,604	18,025
Weighted Average Shares – Diluted	59,015	56,596	56,109	59,015	57,194	56,109
Diluted Earnings per Share	0.00	0.03	0.02	0.00	0.01	0.00
New Product Research and Development Cost	1,755	1,652	1,652	487	444	433

Management Comments:

"Fiscal 2013 was a challenging period for Butler National Corporation.  Revenue decreased 7% to $50.8 million in fiscal 2013, as compared to $54.4 million in fiscal 2012.  The year-to-year decrease in revenue reflects a decrease in Aerospace Products revenue (down 21%).  The decrease in Aerospace Products revenue was primarily due to ordering delays in the international markets.  Butler National Corporation is working to overcome these challenges by continuing to drive growth in international markets and through the development of new supplemental type certificates.  This includes significant efforts in South America, Europe, Africa, and Asia.

Fiscal 2013 resulted in a net loss of $148,000 compared to a net income of $1.9 million in fiscal 2012.  The net loss was a direct result of the decrease in revenue.  Butler National Corporation is working on returning to and exceeding previous revenue levels while continuing to focus on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling general and administrative expenses.

During fiscal 2013, we invested approximately $1.8 million in projects focused on product development and acquisition of new products.  We feel these expenditures for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

Our wholly owned subsidiary, Butler National Service Corporation is entering into friendly discussions with the other member of BHCMC LLC to explore the possible acquisition by Butler National Service Corporation of other member’s 20% equity interest in BHCMC LLC.   If and when a definitive agreement is reached, such definitive agreement and a press release concerning the acquisition will be issued to describe the terms of the agreement and the intentions of the members.   We have not set a definitive timetable for our discussions and there can be no assurances that the process will result in any transaction being announced or completed.  At present there is no disagreement between the members of BHCMC LLC.   We do not plan to disclose or comment on developments until further disclosure is deemed appropriate.

This is an exciting time for Butler National Corporation.  Management and all employees are focused on the execution of our numerous business development opportunities as well as increasing revenue while managing costs. We continue to believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:
Revenues were relatively unchanged at $37.2 million in fiscal 2013 and fiscal 2012.  Costs increased 4% in fiscal 2013 to $21.1 million compared to $20.3 million in fiscal 2012.  Costs were 57% of segment total revenues in fiscal 2013, as compared to 55% of segment total revenues in fiscal 2012.  The increase in direct costs was a result of additional electronic gaming machines and additional table games.  Expenses decreased 6% in fiscal 2013 to $13.1 million compared to $13.9 million in fiscal 2012.  Expenses were 35% of segment total revenues in fiscal 2013, as compared to 38% of segment total revenues in fiscal 2012.  Operating income from Professional Services increased 2% to $3.0 million in fiscal 2013 from $2.9 million in fiscal 2012.

Aerospace Products:
Revenues decreased 21% to $13.6 million in fiscal 2013 compared to $17.2 million in fiscal 2012.  In an effort to offset decreased domestic military spending, the company has invested in the development of several supplemental type certificates (STCs).  These STCs are state of the art avionics and we are aggressively marketing both domestically and internationally.  Costs were relatively unchanged in fiscal 2013 at $11.5 million compared to fiscal 2012.  Costs were 84% of segment total revenues in fiscal 2013, as compared to 67% of segment total revenues in fiscal 2012.  Expenses increased 18% in fiscal 2013 to $3.7 million compared to $3.1 million in fiscal 2012.  Expenses were 27% of segment total revenues in fiscal 2013, as compared to 18% of segment total revenues in fiscal 2012.  Aerospace Products had an operating loss of $1.5 million in fiscal 2013 compared to an operating profit of $2.6 million in fiscal 2012.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy.  Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:
As of April 30, 2013 our backlog totaled approximately $3.3 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  The backlog includes orders to be delivered after fiscal year 2014 in the amount of approximately $440,000.  As of July 5, 2013 our backlog totaled approximately $4.0 million.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Jim Drewitz, Public Relations jim@jdcreativeoptions.com www.creativeoptionsmarketing.com Butler National Corporation Investor Relations	Ph (830) 669-2466 Ph (913) 780-9595
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